UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 9, 2005

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Extension Agreement

As of June 9, 2005, Global Power Equipment Group Inc. (“GEG”) entered into an Extension Agreement with Edgar G. Hotard (the “Agreement”), filed as Exhibit 10.1 hereto and incorporated herein by reference. Mr. Hotard was a member of the GEG Board of Directors until his retirement on June 9, 2005, the date of GEG’s 2005 Annual Meeting of Stockholders (the “Retirement Date”). Pursuant to the Agreement, the expiration date of the period during which Mr. Hotard may exercise all outstanding GEG stock options granted to him that were vested as of the Retirement Date was extended from 90 days after the Retirement Date to the first anniversary of the Retirement Date, and all Non-Qualified Stock Option Agreements with respect to all outstanding, vested stock options granted to Mr. Hotard were deemed to have been amended accordingly. Pursuant to the terms of the options, all options held by Mr. Hotard that were unvested as of the Retirement Date were cancelled.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

10.1	Extension Agreement dated as of June 9, 2005, between Global Power Equipment Group Inc. and Edgar G. Hotard.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: June 15, 2005	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

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Exhibit Index

Exhibit Number	Description
10.1	Extension Agreement dated as of June 9, 2005, between Global Power Equipment Group Inc. and Edgar G. Hotard.

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